CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 6, 1993 (August 24, 1993 with respect to Note 5) on the financial statements of Spectro/Metrics, Inc. included in Top Source Technologies,Inc.'s Form 8-K/A No. 2, 8-K/A No. 3, and 8-K/A No. 4 filed September 7, 1993, November 16, 1993 and December 22, 1993, respectively and all references to our Firm included in the registration statement.





Atlanta, Georgia,                                /s/ WILLIAMS, COOK & REED, P.C.
May 30, 1995.